                                                                   EXHIBIT 10.19

ESTANCIA INVESTMENTS INC.


                                      LEASE

                            TIMBERWOLF RESOURCES LTD.




                                 ELVEDEN CENTRE

                                      INDEX


 CLAUSE
 NUMBER   HEADING

          GENERAL

1.00      Grant of Lease
1.01      Rental
1.02      Rentable Area

          TENANT'S OBLIGATIONS

2.00      To Pay Rental
2.01      Manner of Use
2.02      Repairs
2.03      Right to Inspect
2.04      Liability of Tenant
2.05      Payment of Business Tax. Utilities and Other Charges
2.06      Surrender of Premises
2.07      Assignment and Subletting
2.08      Alterations and Improvements
2.09      Mortgage Subordination
2.10      Tenant Attorn to Mortgagee
2.11      Right to Levy Distress
2.12      Notice of Defects
2.13      Locks
2.14      Sufficiency of Vault
2.15      Right to Repair
2.16      Rules and Regulations
2.17      Excavations
2.18      Tidiness
2.19      Floor Load
2.20      Not Permit Liens
2.21      Tenant's Liability Insurance
2.22      Signs
2.23      Use of Name
2.24      Window Coverings
2.25      Not Register Lease
2.26      Janitorial Assistance
2.27      Hours of Janitor Service
2.28      Machines and Mechanical Devices
2.29      Wiring and Defacement of Premises
2.30      Induction Units
2.31      Leasing of Premises

          LANDLORD'S OBLIGATIONS

3.00      Quiet Possession
3.01      Elevators
3.02      Access to Washrooms
3.03      Use of Common Areas
3.04      Supply Cleaning
3.05      Payment of Taxes

          MUTUAL RIGHTS AND OBLIGATIONS

4.00      Electricity and Light Maintenance
4.01      Heating and Air Conditioning
4.02      Overholding
4.03      Damage or Destruction
4.04      Liability of Landlord
4.05      Operating Costs and Taxes
4.06      Certificates
4.07      Default by Tenant - Provisions for Re-entry
4.08      Force Majeure
4.09      Security
4.10      Early Possession
4.11      Postponement of Term
4.12      Representations
4.13      Waiver
4.14      Effect of Sale
4.15      Insurance
4.16      Notices
4.17      Headings
4.18      Interpretation
4.19      Enurement
4.20      Additional Covenants

          RULES AND REGULATIONS
          SCHEDULES

                                     LEASE

THIS LEASE made the      10th      day of              June           A.D. 1997


BETWEEN:





                   ESTANCIA INVESTMENTS INC.


                   (hereinafter called the "Landlord")

                                                               OF THE FIRST PART


                   -- AND--


                   TIMBERWOLF RESOURCES LTD.



                   (hereinafter called "the Tenant")


                                                             OF THE SECOND PART.


GRANT OF LEASE

1.00 Estancia Investments Inc. being registered owner of an estate in fee simple, subject to registered encumbrances, liens and interests, if any, in all that piece of land described as follows:

Part of the East Half of Lot Six (6) and the Whole of Lots Seven (7) through Twenty (20), Block 47, Plan A.l, Calgary.



(hereinafter called "the said lands") and being the owner of the office building erected on the said lands and commonly known as ELVEDEN HOUSE

(hereinafter called "the Building") which is part of a complex of three (3) office buildings known as "Elveden Centre" (hereinafter called "the said buildings") which is located on three (3) parcels of land (hereinafter called the "Elveden Centre Site") DOES HEREBY LEASE TO

                            TIMBERWOLF RESOURCES LTD.

(that portion of) the Eighth (8) floor (or floors) of the Building outlined in red on the sketch plan (or plans) of such floor (of floors) attached as Schedule(s) "A" hereto (which portion(s) of the said is (are) hereinafter called "the Demised Premises") to be held by it, the Tenant, for the term of Five (5) consecutive years commencing on the First (1) day of July, A.D. 1997 (hereinafter called "the Term") at the monthly rental and subject to the covenants and powers implied as modified by this Lease, and to those hereinafter set forth, all of which the Landlord and the Tenant each agree with the other to observe and perform as the same may be applicable to

RENTAL

1.01 The Demised Premises are leased at a rental payable during the Term to the Landlord at the Landlord's office in the City of Calgary, in the Province of Alberta, or to such other party or at such other place as the Landlord may from time to time designate in writing, which rental, subject to adjustment as hereinafter provided, shall consist of:

a) As the basic annual rental during the Term, the sum of Eighteen Thousand Nine Hundred Twelve Dollars ($18,912.00) per annum in Twelve (12) equal installments of One Thousand Five Hundred Seventy-six Dollars ($l,576.0O).






                                                                 /s/ BJC

                                                  /s/ RN         /s/ [ILLEGIBLE]
                                                                 INITIAL

     The basic annual rental payable during each portion of the Term shall be payable in equal monthly installments in advance without deduction on the first day of each month in such portion of the Term.

(c) As additional rental all such other sums as are payable by the Tenant to the Landlord pursuant to this Lease and which shall be payable at the times hereinafter respectively set forth, or otherwise on receipt of invoice.


RENTABLE AREA

1.02 For the purposes of this Lease the Landlord and Tenant agree that:

(a) The full floor rentable area of a floor shall be computed by measuring from the inside finish of the permanent outer building walls, or from the glass line of any outer building wall if at least fifty (50%) per cent thereof is glass, and shall include all area within the outside walls less stairs available for use by the public or other tenants of the Building, elevator shafts, flues, pipe shafts and vertical ducts with their enclosing walls. No deductions shall be made for columns and projections necessary to the Building.

(b) The net rentable area of a floor shall be computed by measuring from the inside finish of the permanent outer building wall, or from the glass line of any outer building wall if at least fifty (50%) per cent thereof is glass, to the office side of corridors or other permanent partitions (if any) or walls. No deductions shall be made for columns and projections necessary to the Building.

(c) The net rentable area of the Demised Premises shall be computed by measuring from the inside finish of the permanent outer building wall, or from the glass line of any outer building wall if at least fifty (50%) per cent thereof is glass, to the office side of corridor or other permanent partitions (if any) or walls and to the centre of partitions (if any) that separate the Demised Premises from adjoining rental areas (if any). No deductions shall be made for columns or projections necessary to the Building.

(d) The full floor rentable area of the Demised Premises shall be computed by multiplying the net rentable area of the Demised Premises by the quotient obtained by dividing the full floor rentable area of the floor or floors on which the Demised Premises are located by the net rentable area of such floor or floors.

(e) The full floor rentable area of the Demised Premises has in accordance with the foregoing subclauses been determined to be Two Thousand Three Hundred Sixty--Four (2,364) square feet, and the total of the net rentable area on the ground floors of the said buildings in Elveden Centre and the full floor rentable area of all other floors in the said buildings in Elveden Centre is Four Hundred Forty--seven Thousand Eight Hundred Fourteen (447,814) square feet.

(f) For the purposes of this Lease the Tenant's Proportionate Share of the Taxes and of the Operating Costs (as both such expenses are defined in clauses 3.05 and 4.05 hereof respectively) shall be the ratio that the full floor rentable area (or if or to the extent that the Demised Premises are located on the ground floor of the Building the net rentable area) of the Demised Premises bears to the total net rentable area of the ground floors of all of the said buildings and of the full floor rentable area of all other floors of all of the said buildings above ground level (which ratio will hereinafter be called the Proportionate Share").

(g) In the event that the full floor rentable area or the net rentable area of any floor in the said buildings or the full floor rental area or the net rentable area of the Demised Premises shall be changed by virtue of any alteration or addition to the said buildings, the Landlord or its Architect shall recompute the areas which have been changed and the Tenant's Proportionate Share of Taxes and of the Operating Costs shall be amended accordingly.

(h) If requested by the Tenant, and at its sole cost, the computation of the aforesaid areas will be made by the Landlord's Architect or his nominee whose decision with respect thereto is or shall be conclusive and binding for all purposes with respect to this Lease.

        AND THE TENANT DOES HEREBY COVENANT AND AGREE WITH THE LANDLORD:

TO PAY RENTAL

     2.00 That the Tenant shall pay the basic annual rental hereby reserved at the times and in the manner hereby provided: and, further, shall pay such other and additional sums as are required under this Lease to be paid by the Tenant to the Landlord within ten (10) days after the same shall become due and payable pursuant to the provisions of this Lease, or in the event that no date is specified for the payment thereof, after receipt of the Landlord's invoice therefore. In the event of default of payment of the aforesaid sum or sums, the Tenant shall pay to the Landlord upon demand, interest thereon at a rate per annum equal to the prime interest rate charged from time to time by the Canadian Imperial Bank of Commerce or its successor plus three (3%) per cent during such time as the Tenant shall remain in default with respect to the payment of such sum or sums.

     MANNER OF USE

     2.01 That the Tenant shall use the Demised Premises for lawful business purposes only as a general business office. and shall not at any time during the Term use, exercise or carry on or permit or suffer to be used, exercised or carried on in or upon the Demised Premises or any part thereof any noxious or offensive act, trade, business, occupation or calling and shall suffer or permit no act, matter or thing whatsoever at any time during the Term to be done in or upon the Demised Premises, or any part thereof which shall or may be, or grow to an annoyance, nuisance, grievance, cause of damage or of any disturbance to persons occupying the said buildings or to the owners of adjoining lands and properties, or suffer or permit to be carried on any manufactory business or other undertaking or bring or keep anything upon the Demised Premises which is illegal or in the Landlord's opinion is dangerous, or shall in any way increase the rate of fire insurance on the said buildings or on property kept therein, or conflict with the laws relating to fires or with any insurance policy upon the said buildings or any part thereof, or render the same subject to cancellation or threat of cancellation, and shall promptly comply with any and all statutes, ordinances, orders or regulations on account of or applying to the occupancy of the Demised Premises and issued by any and all competent federal, provincial, municipal or other government authority or by any insurer of the said buildings, insurance underwriters' board or association or other insurance organization, or any two or more of them

     REPAIRS

     2.02 That the Tenant shall not do or suffer or permit any waste to be committed in or upon the Demised Premises and shall repair and maintain, and at the expiry or earlier termination of the Term yield up the same, including without limitation all leasehold improvements therein in a good and proper state of repair and operating condition, reasonable wear and tear and damage by fire, explosion, lightning, earthquake, tempest, impact of aircraft, act of God or the Queens enemies, riot, insurrection or other unavoidable casualty, structural defect or weakness excepted, provided that any such repair or maintenance which affects the structure of the Building or the electrical or mechanical systems thereof shall be done only at the expense of the Tenant with the consent of the Landlord and by contractors or workmen nominated or employed by the Landlord.

     RIGHT TO INSPECT

     2.03 That the Tenant shall allow the Landlord access to the whole of the Demised Premises to view the state of repair thereof at reasonable times and intervals and at any time in case of emergency and shall repair any defect therein which the Tenant is obligated to repair under this Lease within a reasonable time from the receipt of written request to do so from the Landlord. In the event such repairs are not effected by the Tenant in accordance with such request and within such reasonable time, the Landlord may repair the same and the cost to the Landlord of making such repairs shall be payable to the Landlord on receipt of an invoice.

     LIABILITY OF TENANT

     2.04 That notwithstanding the payment to be made by the Tenant on account of the Landlord's insurance costs, if the Landlord shall suffer or incur any damage, loss or expense, by reason of the negligence of the Tenant or of any other person for whose acts it is vicariously liable then unless otherwise expressly agreed in this Lease the amount of any such damage, loss, expense or payment including without limitation legal costs on a solicitor and client basis shall be payable by the Tenant to the Landlord.

     PAYMENT OF BUSINESS TAX, UTILITIES AND OTHER CHARGES

     2.05 That the Tenant shall pay all taxes with respect to the business of the Tenant carried on upon the Demised Premises, and any special franchise or other tax with relation to such business as and when such taxes become due and payable, including without limitation, all floor space taxes in the nature of business taxes and all taxes levied on the improvements, equipment, machinery or fixtures constructed or brought therein by or on behalf of or belonging to the Tenant, or to any one occupying the Demised Premises with the Tenant's consent, and shall pay to the Landlord upon demand the portion of any tax levied or assessed upon the said lands and the Building that is attributable to any improvements, equipment, machinery or fixtures on the Demised Premises which are not the property of the Landlord, or which may be removed by the Tenant; and shall pay all electric, telephone, gas and other utility charges and rates incurred in or in respect of the Tenant's use and occupation of the Demised Premises and operation of the business of the Tenant carried on therein or therefrom to the supplier of the utility (other than any portion or type of any such charge or rate which the Landlord may elect with respect to all tenants in Elveden Centre to charge and recover as an Operating Cost pursuant to clause 4.05), or failing such payment to the Landlord; and if at any time or for any reason during the Term of this Lease the Landlord is required to pay all or any of the foregoing, then a sum equal to the amount so paid shall be payable by the Tenant to the Landlord. The Landlord may allocate any such charge or rate for a utility supplied to the said buildings, or the Landlord as owner thereof, among such tenants or to Operating Costs, or among all tenants and the Operating Costs, and any allocation so made shall be binding upon the Tenant.

     SURRENDER OF PREMISES

     2.06 That at the expiration or sooner termination of this Lease the Tenant will, subject only to the exceptions in clause 2.02, peaceably surrender and give up the Demised Premises in good and proper state of repair and operating condition without notice from the Landlord, any right or notice to quit or vacate being hereby expressly waived by the Tenant, any law, usage or custom to the contrary notwithstanding.

     ASSIGNMENT AND SUBLETTING

     2.07 That the Tenant shall not assign this Lease in whole or in part, nor sublet nor part with possession of all or any part of the Demised Premises directly or indirectly without the prior written consent of the Landlord in each instance, which consent may not be unreasonably withheld. The consent by the Landlord to any assignment or subletting shall not constitute a waiver of the necessity of such consent to any subsequent assignment or subletting. No such assignment or sublease shall be made and there shall be no parting with possession until the assignee, sublessee or other intended occupant shall (in consideration of the Landlord's consent, if given) have agreed with the Landlord to observe and perform the covenants and conditions to be observed and performed by the Tenant hereunder other than (except in the case of an assignment) as to payment of rental. The prohibitions in this clause shall be construed to include a prohibition against any assignment or subletting by operation of law. No receipt of notice of any such assignment, subletting or parting with possession or the collection of rental thereafter shall be deemed to be a waiver of this covenant or acceptance of the assignee, sublessee or new occupant as tenant. Notwithstanding any assignment, sublease or parting with possession, the Tenant shall remain fully liable on this Lease, and shall not without the express agreement of the Landlord to the contrary, be released from the performance of any of the terms, covenants and conditions of this Lease. In the event the Tenant shall apply to the Landlord for written consent under this Clause the Landlord may at its option terminate this Lease by notice in writing to the Tenant within five (5) days of receipt by the Landlord of such application. In the event the Landlord shall provide its written consent under this Clause and the Tenant shall realize a profit from the assignment, subletting or parting with possession pursuant thereto according to generally accepted accounting principles, then such profit shall be paid to the Landlord as it is earned on an accrual basis.

     ALTERATIONS AND IMPROVEMENTS

     2.08 That the Tenant shall make no improvement, alteration or addition (any one of which shall hereinafter be called an "Alteration) to the Demised Premises, including without limitation, the fixtures and improvements therein, nor attach nor fix any article thereto or employ any workman or contractor for such purpose otherwise than at its own expense and with the Landlord's prior written consent which may be granted on such conditions as the Landlord may impose, including without limitation:

          (a) the submission of complete plans and specifications of the Alteration, acceptable to the Landlord and its consultants for consideration by them; and

          (b) the doing by the contractors and workmen nominated or employed by the Landlord of all work in connection with the Alteration promptly in a good and workmanlike manner and in accordance with the plans and specifications as approved by the Landlord: and

          (c) the right to withdraw such approval at any time in the event the work in respect of any Alteration is not being done in a manner acceptable to the Landlord;

     and any Alteration which may be made by either of the parties hereto upon the Demised Premises including without limitation wall to wall carpeting, except trade fixtures and moveable office furniture put in at the expense of the Tenant, shall not unless otherwise agreed by the Landlord be thereafter removed, but shall become and remain the property of the Landlord. Any such consent of the Landlord shall constitute its agreement to any waste which the Alteration may involve. The Tenant will reimburse the Landlord for costs incurred by it with respect to any actual or proposed Alteration, and also with respect to the examination by the Landlord or any consultant retained by it of any request for consent to any actual or proposed Alteration, plus reasonable compensation as determined by the Landlord for its work with respect to such approval.

     MORTGAGE SUBORDINATION

     2.09 That this Lease is subject and subordinate to any mortgage or other encumbrance which may now or hereafter be placed against the said lands and the Building and the Tenant covenants and agrees to execute and deliver to the Landlord all such further postponements, deeds and documents as may be necessary to give effect to such subordination forthwith upon request to do so by the Landlord.

     TENANT ATTORN TO MORTGAGEE

     2.10 That the Tenant shall attorn to any mortgagee of the said lands and the Building and for such purpose shall immediately execute and deliver whenever requested by the Landlord or the mortgagee any instrument of attornment required by the mortgagee in such form and content as it may stipulate.

     RIGHT TO LEVY DISTRESS

     2.11 That if the goods and chattels of the Tenant or the Term hereby demised shall be at any time seized or taken in execution or in attachment by any creditor of the Tenant or if the Tenant shall make any assignment for the benefit of the Tenant's creditors, or take the benefit of any act that may be in force for bankrupt or insolvent debtors, or if a receiving order should be made against the Tenant or should proceedings be taken by or against the Tenant under any Act to wind up companies or should a receiver of any of the assets of the Tenant be appointed, or upon the termination of the Tenant's corporate existence, then at the option of the Landlord the Term shall immediately become forfeited and void, and three
     (3) months' rental in addition to any rental then accrued due and in arrears shall become at once due and payable to the Landlord; that all the goods and chattels of the Tenant upon the Demised Premises or wheresoever situated shall be liable to distress and sale in the usual manner for all arrears of rental owing in respect of the Demised Premises and that none of the goods and chattels upon the Demised Premises shall be exempt from distress, and that for the purpose of making such distress, the Landlord may break open any door or window and enter the Demised Premises at any time after the rental accrues due; that the right to distrain shall exist with respect to all sums payable as basic annual rental or additional rental under this Lease.

     NOTICE OF DEFECTS

     2.12 That the Tenant will at all times with respect to those matters of which the Tenant shall have knowledge or notice give the Landlord prompt written notice of any accident or defect to or in the Building, including without limitation, any accident or defect affecting the water pipes, gas pipes, air-conditioning equipment, heating apparatus, telephone, electric or other wires, plumbing fixtures or the structure thereof.

     LOCKS

     2.13 That no additional lock or change of lock shall be installed or made on any door in or leading into the Demised Premises without the written consent of the Landlord, and all such locks and keys therefor shall remain and become the property of the Landlord when the Tenant shall vacate the Demised Premises and such keys shall be delivered to the Landlord by the Tenant at such time.

     SUFFICIENCY OF VAULT

     2.14 That the Landlord shall not be responsible for or with regard to the sufficiency of any safe or vault used by the Tenant to withstand fire, burglars or thieves, and that the use of such safe or vault is accepted by the Tenant as being at the Tenant's risk and without recourse whatsoever against the Landlord for or on account of any loss or damage which may occur in any manner of or to any money, securities, valuables, books, papers or other property which may be placed therein by the Tenant.

     RIGHT TO REPAIR

     2.15 That the Landlord shall have the right at any time during the Term to repair, remodel, alter, improve or add to the Demised Premises or the whole or any part of the Building (or to change the location of the entrance or entrances to the said buildings and the Demised Premises or any of them) without responsibility to the Tenant other than as hereinafter provided, or for any negligence of the Landlord or of any person for whose acts it is vicariously liable and for such purposes, if necessary, to enter into, pass through, work upon and attach scaffolds or other temporary structures to the Demised Premises, putting the Tenant to no unnecessary inconvenience, provided that if at any time the result of such work is to deprive the Tenant absolutely of the right to use or occupy the Demised Premises for a period of more than one (1) week, but not otherwise, the rental shall abate until the Demised Premises again become usable by the Tenant.

     RULES AND REGULATIONS

     2.16 That the Tenant, its officers, agents, employees, invitees and licensees, shall observe, and their right to enter and use the Building, including without limitation, the Demised Premises, shall be subject to compliance with the Rules and Regulations which are attached hereto and are made part hereof and any further Rules and Regulations that the Landlord may make for the safety, care and cleanliness of the Building, the operation thereof, the comfort and convenience of its tenants or the preservation of good order in the Building and in the said buildings.

     EXCAVATIONS

     2.17 That if any excavation shall be made or building shall be erected on the lands adjacent to the Building, the Tenant shall afford to the Landlord or other persons authorized to do such work, the license to enter upon the Demised Premises for the purpose of doing such work as the Landlord shall deem necessary to support and preserve the walls of the Building from injury or damage and to support the same by proper foundations putting the Tenant to no unnecessary inconvenience and the Landlord shall not in such event be liable to the Tenant for damages or to indemnify the Tenant nor shall the Tenant be entitled to abatement of rental provided that if at any time the result of such work is to deprive the Tenant absolutely of the right to use or occupy the Demised Premises for a period of more than one
     (1) week but not otherwise, the rental shall abate until the Demised Premises again become useable by the Tenant.

     TIDINESS

     2.18 That the Tenant shall leave the Demised Premises in a reasonably tidy condition at the end of each business day in order to permit the Landlord to provide the cleaning services hereinafter designated.

     FLOOR LOAD

     2.19 That the Tenant shall not bring or permit to be brought into or upon the Demised Premises any safe, motor, machinery or other heavy article without the written consent of the Landlord first had and obtained, and shall immediately make good any damage done to any part of the said buildings or the Demised Premises by bringing in or taking away the same.

     NOT PERMIT LIENS

     2.20 That the Tenant shall promptly pay as and when the same fall due all accounts for labour or material done or supplied for any Alteration done by or for the Tenant in the Demised Premises and shall not cause, suffer or permit any encumbrance, lien or charge to arise, exist or be claimed upon the Demised Premises, this Lease or the said lands or any portion thereof in respect of such Alteration, provided that any such lien shall be permitted if and so long as it does not embarrass or prejudice the Landlord and if the Tenant shall have agreed to indemnify and save harmless the Landlord in respect of the same and from ex-pense and damages (including, without limitation, legal costs on a solicitor and client basis) in respect thereof, having given the Landlord reasonable security to ensure the due payment of the same, and if the Tenant shall proceed with all due diligence to take whatever steps are properly open to it to cause the validity of such claim to be determined and any registration of such claim against the title to the said lands or this Lease to be extinguished or the lien to be paid if found valid.

     TENANT'S LIABILITY INSURANCE

     2.21 That the Tenant shall take out and keep in force during the Term general public liability insurance on an occurrence basis with respect to the business carried on, in or from the Demised Premises and the use or occupancy thereof by the Tenant in the sum of not less than One Million ($1,000,000.00) Dollars inclusive. Such insurance shall include the Landlord as a named insured, shall protect the Landlord and the Tenant as if each were separately insured and shall provide indemnity to the Landlord in priority to any indemnity provided by the Landlords public liability insurance. The Tenant shall furnish to the Landlord, if and whenever requested by the Landlord, certificates or other satisfactory evidence of such insurance.

     SIGNS

     2.22 That the Tenant shall not cause or permit any sign, picture, advertisement, notice, lettering, flag, decoration or direction to be painted, displayed, inscribed, placed, affixed or maintained in or on any windows or doors of the Building nor anywhere else in or on the same without the prior and continuous consent of the Landlord.

     USE OF NAME

     2.23 That the Tenant, its agents and servants shall not, without the prior written consent of the Landlord, use the name of the Building, the name Elveden Centre or the names "Elveden", "Guinness" or "Iveagh" for any purpose other than the business address of the Tenant, and without limiting the generality of the foregoing, shall not do or permit any newspaper or magazine or other kind of advertising to be done from the Building or referring to the Building, directly or indirectly, unless the same is first approved in writing by the Landlord, and any breach of this covenant shall be restrainable by injunction.

     WINDOW COVERINGS

     2.24 That the Tenant shall not, without the prior written consent of the Landlord, install any blinds, drapes, curtains or other window coverings in the Demised Premises and shall not remove, add to or change the blinds, curtains, drapes or other window coverings installed by the Landlord from time to time and shall use its best endeavours to keep window coverings open or closed at various times as the Landlord may from time to time reasonably direct or as may be provided from time to time by the Rules and Regulations.

     NOT REGISTER LEASE

     2.25 That the Tenant shall not register this Lease in any form in the Land Titles Office of the Province of Alberta provided that the Tenant shall be at liberty to, and shall at the request of the Landlord, register a caveat or other appropriate instrument in respect thereof which shall disclose only the existence of this Lease.

     JANITORIAL SERVICE

     2.26 That the Tenant shall not employ janitorial assistance without the prior written consent of the Landlord; when so employed, such janitorial assistance shall be subject to the regulation and control of the Landlord. The Landlord shall have the right to stipulate who will provide any such janitorial assistance.

     HOURS OF JANITOR SERVICE

     2.27 That the Tenant shall permit the person or persons providing janitorial services to the Landlord to clean the Demised Premises at any reasonable hour. Cleaning before 8 o'clock in the morning and after 5 o'clock in the afternoon and windows at any time shall be deemed to be reasonable.

     MACHINES AND MECHANICAL DEVICES

     2.28 That the Tenant shall not bring into or allow to be brought into the Demised Premises any machine, mechanical device or sound producing equipment which in the opinion of the Landlord is of a nature to occasion vibration or is objectionable because of noise or other reason and is therefore likely to be injurious to the Building, or a nuisance to tenants of other premises therein or the occupants of adjoining land. The Tenant shall not without the prior written consent of the Landlord bring or install upon or in the Demised Premises any machines which are driven by electricity or which generate any heat whatsoever except dictation equipment, electric typewriters and small adding machines.

          IN WITNESS WHEREOF the Landlord has affixed its corporate seal duly attested by the hand(s) of its proper officer(s) duly authorized in that behalf, and the Tenant has hereunto set his hand and seat (affixed its corporate seal duly attested by the hand(s) of its property officer(s) duly authorized in that behalf).


     THE CORPORATE SEAL OF ESTANCIA INVESTMENTS INC.

     was hereunto affixed in the presence of


     /s/ RON A. NEALE
     -----------------------------------
     Ron A. Neale, President



     /s/ BRIAN J. COURONNE
     -----------------------------------
     Brian J. Couronne, Property Manager




     THE CORPORATE SEAL OF TIMBERWOLF RESOURCES LTD.

     was hereunto affixed in the presence of:


     /s/ WAYNE WALLEY
     -----------------------------------



     -----------------------------------


                     OR


     SIGNED, SEALED and DELIVERED by


     in the presence of:


     /s/ [ILLEGIBLE]
     -----------------------------------     ----------------------------------

           ATTACHED TO AND FORMING PART OF THE LEASE DATED THE 10 DAY OF
           June                          A.D. 1997      AND MADE BETWEEN
           THE LANDLORD AND TIMBERWOLF RESOURCES LTD.
           WITH RESPECT TO PREMISES IN              ELVEDEN HOUSE




                              RULES AND REGULATIONS

(These rules and regulations have been adopted for the purpose of insuring order and safety in the said building and of maintaining the rights of tenants and of the Landlord. All words and expressions used herein shall have the same meanings as are given to them in the aforesaid Lease.)

               1. The sidewalks, halls, passages, lavatories, elevators and stairways in the Building are the property of the Landlord, and shall not be obstructed by any tenants or other person. The Landlord shall in all cases retain the right to control and prevent access to the Building, or any part thereof, of all persons whose presence, in the judgment of the Landlord, or its employees may be prejudicial to the safety, character, reputation or interest of the said building or its occupants. The Landlord shall have unrestricted control of all parts of the Building employed for the common benefit of tenants.

         2. No signs, advertisements or notices of any kind shall be inscribed, painted or affixed upon, or be projected from any part of the Building, except in such location and in such manner as shall be designated by the Landlord.

         3. No explosives or articles of dangerous nature shall at any time be brought into the Building; and no safes, bulky or heavy articles, furniture, packages or freight shall be carried into the Building unless arrangements are first made with the Landlord which will prescribe the time and manner for the carrying in or removal of such articles, and also the weight and proper position of safes and other weighty articles before the same are admitted to the Building. The moving of office equipment or furniture and the use of any elevator for moving purposes shall occur only during hours approved by the Landlord.

         4. No person shall make any disturbing noise in the Building; shall bring or keep birds or animals therein; shall use the Demised Premises for lodging or sleeping purposes; shall do any act in the Building which the Landlord deems would interfere with the rights, comforts and convenience of other tenants; nor store personal effects not required for business purpose in the Building.

         5. Nothing shall be placed on the outside of the Building or in any corridor therein, nor in the windows, window sills, fire escapes or projections. The Tenant shall be liable for damage accruing if the Tenant or any employee of the Tenant throws or drops anything from any window or door in the Building, down any elevator shaft therein or upon any skylight thereon.

         6. If the Tenant desires to install telephone or other wires or electrical equipment, such installation must be under the direction of the Landlord, and without such consent and direction, no placing, boring or cutting for wires will be undertaken.

         7. The Tenant will see that all windows and doors are securely locked and water faucets and electrical light switches turned off in the Demised Premises before leaving the Building.

         8. No contractor or workman shall be employed, or shall begin to undertake any alteration, repair or decoration in the Demised Premises without the Landlord's prior written approval.

         9. Furniture and effects shall not be taken into or removed from the Building except at such times and in such manner as may be previously approved in writing by the Landlord.

         10. No person shall move any heavy furniture over floors of offices, halls, landings or stairs in the Demised Premises or the Building so as to mark the same.

         11. No person shall use any parking area or stall in the Building or upon the Landlord's land adjacent thereto without the prior written approval of the Landlord and in accordance with its instructions. All such areas and stalls may in any event be used only for the parking of automobiles owned by the person or persons authorized to use such stall.

         12. No Tenant shall place or allow to be placed in the hallways, corridors or stairways of the Building any waste paper, dust, garbage, refuse or anything whatsoever which shall tend to make them appear unclean or untidy.

         13. The water closets and other apparatus of the Building shall not be used for any purpose except those for which they were constructed, and no sweepings, rubbish, rags, ashes or other substances shall be thrown therein. No clothing, dishes or other effects may be stored in the washrooms of the Building.

         14. No bicycles or other vehicles shall be brought into the Building except with the prior written consent of the Landlord.

         15. Water in the Building shall not be left running unless in actual use.

         16. No person shall operate or permit to be operated any musical or sound producing instrument or device inside or outside the Demised Premises which may be heard outside the Demised Premises.

         17. No person shall install any radio or television antennae, loud speaker, sound amplifier or similar device on the roof or exterior walls of the Building without the written consent of the Landlord.

         18. All persons entering and leaving the Building at any time other than during normal business hours as defined by the Landlord or any employee from time to time shall comply with the Building's security regulations which may be in force from time to time. The Landlord shall be under no responsibility for failure to enforce these rules.

         19. No person shall canvass, solicit or peddle in the Building.

         20. All hand trucks, carryalls and similar appliances used in the Building shall be equipped with rubber tires, side guards and such other safeguards as the Landlord shall require.

         21. No person shall install or permit the installation or use of any machine dispensing goods for sale in the Demised Premises or the Building or permit the delivery of any food or beverage to the Demised Premises without the approval of the Landlord or in contravention of any regulation fixed or to be fixed by the Landlord. Only persons authorized by the Landlord shall be permitted to deliver or use the elevators in the Building for the purpose of delivering food or beverages to the Demised Premises.

         22. All tenants shall keep the entrance doors to their Demised Premises closed except when opened to permit entry or exit to or from the Demised Premises.

         23. Whenever an emergency situation shall exist because of fire, explosion or other hazard, the Tenant, its employees and invitees shall, if requested by the Landlord, the Fire Department or the Police, vacate the Building in the manner prescribed by the authority directing the evacuation.

         24. Any person found in breach of any one or more of these Rules shall be subject to surveillance or eviction by any employee or agent of the Landlord without recourse.

This Agreement made as of the 16th day of July, 1997.

BETWEEN:


            ESTANCIA INVESTMENTS INC. (hereinafter called the "Landlord")

                                                          OF THE FIRST PART

            TIMBERWOLF RESOURCES LTD. (hereinafter called the "Sublandlord")

                                                          OF THE SECOND PART

            TIMBERWOLF ENERGY INC. (hereinafter called the "Subtenant")

                                                          OF THE THIRD PART

                               CONSENT TO SUBLEASE

         WHEREAS by a lease dated the 10th day of June 1997, made between Estancia Investments Inc., as landlord, and the Sublandlord, as tenant, the Sublandlord leased certain premises (the "Leased Premises"), having a Rentable Area of Two Thousand Three Hundred and Sixty-Four (2,364) square feet as outlined in red on Schedules "A-1", attached hereto on the 8th floor of the Building known as 717 - 7th Avenue SW for a term of five (5) years expiring on June 30, 2002;

         NOW THEREFORE in consideration of the premises and the mutual agreements herein contained (the receipt and sufficiency of which is hereby acknowledged) the parties hereto covenant and agree with each other as follows:

1. The Landlord hereby consents to the sublease of the Leased Premises from the Sublandlord to the Subtenant pursuant to article 9 of the Offer to Lease. This consent shall not operate to release the Sublandlord from the obligations of the tenant under the Lease for the balance of the term of the Lease.

2. The Sublandlord confirms and acknowledges to the Landlord that it will remain liable under the Lease for the fulfillment of all of the tenant's obligations under the Lease and hereby agrees to indemnify and save the Landlord harmless in respect of any default by the Subtenant of any such obligations.

3. The Sublandlord and the Subtenant acknowledge and agree with the Landlord that the Landlord, in giving its consent to the Sublease, is not considered to have approved any of the terms and conditions of the Sublease.

THIS AGREEMENT dated the 31 day of December, AD 1999

BETWEEN:

                            ESTANCIA INVESTMENTS INC.
                        (hereafter called the "Landlord")
                                                               OF THE FIRST PART

                                       and

                            TIMBERWOLF RESOURCES LTD.
                         (hereafter called the "Tenant")
                                                              OF THE SECOND PART

                               AMENDING AGREEMENT

WHEREAS the Landlord and the Tenant are parties to a lease agreement dated June 10, 1997 in relation to premises located at #800 Elveden House, 717--7 Avenue SW, Calgary, Alberta (the "Lease").

AND WHEREAS by an Offer to Lease dated December 9. 1999, the Tenant agreed to lease additional premises from the Landlord.

AND WHEREAS the Landlord and the Tenant have agreed to amend the terms of the existing lease to reflect these additional terms;

NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the premises and mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Landlord and Tenant mutually convenant and agree as follows:

1.       The Lease is amended to add clause 4.21 thereto as follows;

         Rental for Additional Premises

         (a) "Commencing January 1, 2000, the Tenant shall lease a portion of the 8th floor of the Building as the expansion area with a rentable area of 510 square feet as outlined in red on the sketch plan attached as Schedule "B" on an "as-is" basis, for a two (2) year and six (6) month term, expiring June 30, 2002. The rental shall consist of the basic annual rental during the term for the additional premises as the sum of Four Thousand and Eighty ($4,080.00) Dollars per annum in Twelve
         (12) equal monthly installments of Three Hundred and Forty ($340.00) Dollars. The basic annual rental payable during each portion of the Term shall be payable in equal monthly installments in advance without deduction on the first day of each month in such portion of the Term.

         (b) As additional rental all such other sums as are payable by the Tenant to the Landlord pursuant to this Lease and which shall be payable at the times hereinafter respectively set forth, or otherwise on receipt of invoice."


         The rental and additional rental required under this Clause 4.21 are in addition to those required under Clause 1.01.

         The full floor rentable area of Suite 800 Elveden House and the expansion area is Two Thousand Eight Hundred and Seventy-Four (2,874) square feet, and the Tenant's Proportional Share for this area is 0.642 per cent.

2.       The Lease is further amended to add clause 4.22 thereto as follows:

         Landlord's Work

         "The Tenant agrees that there is no promise, representation, or undertaking by or binding upon the Landlord with respect to any alteration, remodeling, decoration, or installation of equipment or fixtures in the Demised Premises and that the Tenant is taking the Demised premises "as-is". Notwithstanding the foregoing, the Landlord shall be responsible for the work itemized below, at its sole expense and conforming to Building Standards:

                   a)  Install walls to demise the additional premises;
                   b) Paint all walls within the additional premises to match the walls within the existing premises."

3. Except as expressly amended in the Agreement herein, all terms and conditions of the Lease remain in full force and effect and continue to be binding upon the parties.

4. This Agreement shall enure to the benefit of, and be binding upon each of the Parties and each of their respective administrators, trustees, receivers, successors, and assigns.

IN WITNESS WHEREOF the Landlord and Tenant have executed this Agreement as of the 31 day of December, 1999

ESTANCIA INVESTMENTS INC

/s/ [ILLEGIBLE]
----------------------------------------
 Per:

/s/ [ILLEGIBLE]
----------------------------------------
 Per:


TIMBERWOLF RESOURCES LTD.

/s/ WAYNE WEDLEY
----------------------------------------
Wayne Wedley

THIS AGREEMENT dated the 31 day of December, AD 1999

BETWEEN:

                            ESTANCIA INVESTMENTS INC.
                        (hereafter called the "Landlord")
                                                               OF THE FIRST PART

                                       and

                            TIMBERWOLF RESOURCES LTD.
                         (hereafter called the "Tenant")
                                                              OF THE SECOND PART

                               AMENDING AGREEMENT

WHEREAS the Landlord and the Tenant are parties to a lease agreement dated June 10, 1997 in relation to premises located at #800 Elveden House, 717 - 7 Avenue SW, Calgary, Alberta (the "Lease").

AND WHEREAS by an Offer to Lease dated December 9, 1999, the Tenant agreed to lease additional premises from the Landlord.

AND WHEREAS the Landlord and the Tenant have agreed to amend the terms of the existing lease to reflect these additional terms;

NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the premises and mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Landlord and Tenant mutually covenant and agree as follows:

1.        The Lease is amended to add clause 4.21 thereto as follows;

          Rental for Additional Premises
          (a) "Commencing January 1, 2000, the Tenant shall lease a portion of the 8th floor of the Building as the expansion area with a rentable area of 510 square feet as outlined in red on the sketch plan attached as Schedule "B" on an "as-is" basis, for a two (2) year and six (6) month term, expiring June 30, 2002. The rental shall consist of the basic annual rental during the term for the additional premises as the sum of Four Thousand and Eighty ($4,080.00) Dollars per annum in Twelve (12) equal monthly installments of Three Hundred and Forty ($340.00) Dollars. The basic annual rental payable during each portion of the Term shall be payable in equal monthly installments in advance without deduction on the first day of each month in such portion of the Term.

          (b) As additional rental all such other sums as are payable by the Tenant to the Landlord pursuant to this Lease and which shall be payable at the times hereinafter respectively set forth, or otherwise on receipt of invoice."


          The rental and additional rental required under this Clause 4.21 are in addition to those required under Clause 1.01.

          The full floor rentable area of Suite 800 Elveden House and the expansion area is Two Thousand Eight Hundred and Seventy-Four (2,874) square feet, and the Tenant's Proportional Share for this area is
          0.642 per cent.

2.        The Lease is further amended to add clause 4.22 thereto as follows:

          Landlord's Work
          "The Tenant agrees that there is no promise, representation, or undertaking by or binding upon the Landlord with respect to any alteration, remodeling, decoration, or installation of equipment or fixtures in the Demised Premises and that the Tenant is taking the Demised premises "as-is". Notwithstanding the foregoing, the Landlord shall be responsible for the work itemized below, at its sole expense and conforming to Building Standards:

                   a)  Install walls to demise the additional premises;
                   b) Paint all walls within the additional premises to match the walls within the existing premises."

3. Except as expressly amended in the Agreement herein, all terms and conditions of the Lease remain in full force and effect and continue to be binding upon the parties.

4. This Agreement shall enure to the benefit of, and be binding upon each of the Parties and each of their respective administrators, trustees, receivers, successors, and assigns.

                                  Schedule "B"
               TIMBERWOLF RESOURCES LTD. Suite 800 elveden House
                               2,874 square feet
                        January 1, 2000 to June 30, 2002



                                  [FLOOR PLAN]

IN WITNESS WHEREOF the Landlord and Tenant have executed this Agreement as of the 31 day of December, 1999

ESTANCIA INVESTMENTS INC.

/s/ [ILLEGIBLE]
----------------------------------------
 Per:

/s/ [ILLEGIBLE]
----------------------------------------
 Per:


TIMBERWOLF RESOURCES LTD.

/s/ WAYNE WEDLEY
----------------------------------------
Wayne Wedley

4. Any capitalized works used in this Agreement but not defined herein shall have the meaning attributed to them in the Lease.

6. This Agreement benefits and binds the parties hereto and their respective successors and assigns.

         IN WITNESS WHEREOF the parties hereto have executed this Agreement under seal as of the day and year first written above.


                                ESTANCIA INVESTMENTS INC.

                                Per:  /s/ [ILLEGIBLE]
                                     ------------------------------------

                                Per:  /s/ [ILLEGIBLE]
                                     ------------------------------------







                                TIMBERWOLF RESOURCES LTD.


                                Per:  /s/ WAYNE WEDLEY
                                     ------------------------------------

                                Per:
                                     ------------------------------------


                                TIMBERWOLF ENERGY INC.


                                Per:  /s/ [ILLEGIBLE]
                                     ------------------------------------

                                Per:  /s/ WAYNE WEDLEY
                                     ------------------------------------

This Agreement made as of the 16th day of June 1999.

                              CONSENT TO SUBLEASE

BETWEEN:

          ESTANCIA INVESTMENTS INC. (hereinafter call the "Landlord")

                               OF THE FIRST PART
                                      and

        TIMBERWOLF RESOURCES LTD. (hereinafter called the "Sublandlord")

                               OF THE SECOND PART
                                      and

            GEOCAN ENERGY INC. (hereinafter called the "Subtenant")

                               OF THE THIRD PART

         WHEREAS by a lease dated the 10th of June 1997, made between Estancia Investments Inc., as Landlord and the Sublandlord as tenant, the Sublandlord leased certain premises (the "Leased Premises") having a Rentable Area of Two Thousand Three Hundred and Sixty-four (2,364) square feet as outlined in red on Schedule "A", attached hereto on the 8th floor of the Building known as Elveden House for a term of five (5) years expiring on June 30, 2002;

         NOW THEREFORE in consideration of the premises and the mutual agreements herein contained (the receipt and sufficiency of which is hereby acknowledged) the parties hereto covenant and agree with each other as follows:

1. The Landlord hereby consents to the sublease of a portion of the Leased Premises from the Sublandlord to the Subtenant pursuant to clause 2.07 of the Lease. This consent shall not operate to release the Sublandlord from the obligations of the Tenant under the Lease for the balance of the term of the Lease.

2. The Sublandlord confirms and acknowledges to the Landlord that it will remain liable under the Lease for the fulfillment of all of the tenant's obligations under the Lease and hereby agrees to indemnify and save the Landlord harmless in respect of any default by the Subtenant of any such obligations.

3. The Subtenant hereby covenants and agrees with the Landlord to observe, comply with and perform all terms, conditions and consents in the Lease as applicable under the Sublease Agreement.

4. The Sublandlord and the Subtenant acknowledge and agree with the Landlord that the Landlord, in giving its consent to the Sublease, is not considered to have approved any of the terms and conditions of the Sublease.

5. Any capitalized words used in this Agreement but not defined herein shall have the meaning attributed to them in the Lease.

6. This Agreement benefits and binds the parties hereto and there respective successors and assigns.

     IN WITNESS WHEREOF the parties hereto have executed this Agreement under seal as of the day and year first written above.


                              ESTANCIA INVESTMENTS INC


                              Per: /s/ [ILLEGIBLE]
                                  --------------------

                              Per: /s/ [ILLEGIBLE]
                                  --------------------


                              TIMBERWOLF RESOURCES LTD.

                              Per: /s/ WAYNE WADLEY
                                  --------------------

                              Per:
                                  --------------------



                              GEOCAN ENERGY INC.


                              Per: /s/ [ILLEGIBLE]
                                  --------------------

                              Per: /s/ [ILLEGIBLE]
                                  --------------------